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Exhibit 23

                   Consent of Independent Certified Public Accountants

         We hereby consent to the incorporation of our report dated February 21, 2000 in this Form 10-KSB, related to the consolidated financial statements of Controlled Environment Aquaculture Technology, Inc. and Subsidiaries.

/s/ Carpenter, Kuhen & Sprayberry
Oxnard, California
May 12, 2000